UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

Net 1 UEPS Technologies, Inc. (the "Company") has incurred significant losses since its contract to distribute social grants expired in September 2018. A strategic imperative for the Company is to return its South African Financial Services business to breakeven and then profitability as soon as possible. As part of the cost optimization process that was discussed in its last earnings call, the Company performed a review of its labor structure and determined that a number of its defined employee roles would need to be terminated due to redundancy. The Company therefore determined to embark on a retrenchment process pursuant to Section 189A of the South African Labour Relations Act ("Labour Act"). The Section 189A process requires an employer, before retrenching, to consult with any person affected by the retrenchment process for 60 days. The Company commenced this process on January 10, 2022. Depending on the nature and outcome of the retrenchment process, the Company expects to incur between ZAR 85 to ZAR 105 million, or USD 5.5 million to USD 6.7 million at the USD/ ZAR exchange rate of USD1: ZAR 15.57, in cash costs during the first half of calendar 2022, principally consisting of severance and related payments. This process, along with significant other operational cost savings initiatives, are designed to support the sustainability of the Financial Services business.

Forward-looking statements

Some of the statements in this Form 8-K constitute forward-looking statements. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company or the industry in which it operates actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. Such factors include, among other things, those listed under Item 1A.-"Risk Factors" in our Annual Report on Form 10-K for the year ended June 30, 2021. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it does not know whether it can achieve positive future results, levels of activity, performance, or goals. Actual events or results may differ materially. The Company undertakes no obligation to update any of the forward-looking statements after the date of this Form 8-K to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

You should read this Form 8-K with the understanding that the Company's actual future results, levels of activity, performance and achievements may be materially different from what it expects. The Company qualifies all of its forward-looking statements by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: January 10, 2022	By:	/s/ Christopher G.B. Meyer
	Name:	Christopher G.B. Meyer
	Title:	Group Chief Executive Officer